Exhibit 99.1

Microbot Medical®’s LIBERTY® Endovascular Robotic System Highlighted at a Leading Vascular Disease Management Conference

International Symposium on Endovascular Therapy (ISET) Convened Key Opinion Leaders to Discuss Advancements and Future Role of Endovascular Robotics

LIBERTY® Continues to Gain Commercial Traction and Exposure as Part of Its Limited Market Release (LMR) in the US

HINGHAM, Mass., February 12, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that LIBERTY was featured at the International Symposium on Endovascular Therapy (ISET) conference, taking place February 9-12, 2026, in Miami Beach, Florida. The International Symposium on Endovascular Therapy brings together current and emerging endovascular experts to examine new techniques, technologies, and procedures that advance patient care.

During a Town Hall session, titled Advances in Endovascular Robotics: Will There be a Role in the Future?, which included leading interventional radiologists, interventional cardiologists, and vascular surgeons discussing real-world clinical experience, one of the featured agenda items focused on the future of single-use handheld vascular robots, which specifically highlighted the LIBERTY® Endovascular Robotic System. The LIBERTY System, the only FDA cleared, single-use endovascular robotic system, was discussed prominently, highlighting its seamless workflow integration and features, which the Company believes will be key drivers for broader adoption and shape the next phase of peripheral endovascular intervention. As procedures become more complex and operator demands are expected to continue to grow, robotic assistance offers a potential solution to challenges many clinicians face daily.

“ISET plays a meaningful role in shaping the future of endovascular innovation, providing a platform where healthcare leadership and emerging technologies converge. We believe that LIBERTY’s inclusion in this important dialogue confirms the commercial traction of LIBERTY and reinforces our position among a prestigious group of interventional radiologists, vascular surgeons and other clinical decision makers,” commented Harel Gadot, President, CEO & Chairman. “To date, LIBERTY has been used across multiple hospitals for a wide range of procedure types, including complex cases. We have seen increased interest from physicians across several specialties within the same account and network of hospitals, including interventional radiology, interventional oncology, vascular surgery and interventional cardiology, which we believe is reinforcing its broad clinical relevance in the peripheral space and expanding overall commercial opportunity.”

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. The Company commenced the limited market release of the LIBERTY system in late 2025 and plans for a full market release at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com